Exhibit 10-1












                               SUCCESSORIES, INC.

                               FRANCHISE AGREEMENT










                       EXHIBIT C TO THE OFFERING CIRCULAR

                                TABLE OF CONTENTS


APPOINTMENT AND FRANCHISE FEE................................................3

TERM AND RENEWAL.............................................................5

FACILITY LOCATION............................................................6

TRAINING AND ASSISTANCE......................................................9

PROPRIETARY MARKS...........................................................11

CONFIDENTIAL OPERATIONS MANUAL..............................................12

CONFIDENTIAL INFORMATION....................................................13

MODIFICATION OF THE SYSTEM..................................................14

ADVERTISING.................................................................14

CONTINUING SERVICES AND ROYALTY FEE.........................................17

ACCOUNTING AND RECORDS......................................................19

STANDARDS OF QUALITY AND PERFORMANCE........................................20

FRANCHISOR'S OPERATIONS ASSISTANCE..........................................24

INSURANCE...................................................................26

COVENANTS...................................................................28

DEFAULT AND TERMINATION.....................................................30

RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION.................32

TRANSFERABILITY OF INTEREST.................................................34

DEATH OR INCAPACITY OF FRANCHISEE...........................................38

RIGHT OF FIRST REFUSAL......................................................39

OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH......................39

INDEPENDENT CONTRACTOR......................................................40

NON-WAIVER..................................................................41



NOTICE .....................................................................41

COST OF ENFORCEMENT OR DEFENSE..............................................43

ENTIRE AGREEMENT............................................................43

SEVERABILITY AND CONSTRUCTION...............................................43

APPLICABLE LAW..............................................................44

ARBITRATION.................................................................45

"FRANCHISEE" DEFINED AND GUARANTY...........................................45

FORCE MAJEURE...............................................................46

CAVEAT .....................................................................46

ACKNOWLEDGEMENTS............................................................46


 EXHIBITS

       A.         Guaranty and Assumption of Obligations
       B.         Refunds and Cancellation

                                SUCCESSORIES, INC.
                               FRANCHISE AGREEMENT



         This Franchise Agreement ("this Agreement"), made this _____day of ____________, 19__ , by and between SUCCESSORIES, INC., a corporation formed and operating under the laws of the State of Illinois and having its principal place of business at 2520 Diehl Road, Aurora, Illinois 60504 ("Franchisor"), and

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________("Franchisee").

                                   WITNESSETH:

         WHEREAS, Franchisor and its subsidiaries, over a period of time and as the result of the expenditure of time, skill, effort and money, (a) have developed and own a unique system (the "System"), identified by the mark "SUCCESSORIES", relating to the establishment, development and operation of businesses for the sale of products through a retail facility, direct sales and catalog sales with a self-improvement/success theme offering the following categories of products and such other products as Franchisor may incorporate as part of the System: (i) the SUCCESSORIES gift and wall decor line for individual and corporate use such as conventions, sales meetings, customer gifts and corporate promotions; (ii) self help books, audio tapes and video tapes and
(iii) personalized gifts and awards; and (b) has developed specifications and standards and marketing and advertising techniques for such products and merchandise, all of which may be changed, improved or further developed by Franchisor from time to time; and

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, layout and color scheme; exclusively designed signage, decorations, furnishings and materials; specialized retail store operating procedures and sales methods; unique techniques and methods for merchandising activities; the SUCCESSORIES Confidential Operations Manual; the SUCCESSORIES Proprietary or Trademarked Product Lines, distinct procedures for purchasing inventory and merchandise; the SUCCESSORIES catalog; other confidential operations procedures; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion, marketing and advertising; all of which may be changed, improved and further developed by Franchisor from time to time; and

         WHEREAS, Franchisor is the owner of the right, title and interest together with all the goodwill connected thereto in and to the trade name, trademarks and service marks "SUCCESSORIES" and "SUCCESSORIES, plus the design", the slogan, "SUCCESSORIES", associated logos and commercial symbols, and such other trade names, trademarks and service marks, logos, commercial symbols as are now and may in the future be designated by Franchisor as an integral part of the System (the "Mark(s)"); and

         WHEREAS, Franchisor grants to qualified persons franchises to own and operate SUCCESSORIES retail facilities selling and distributing self-help books, audio tapes, video-tapes and personalized gifts and awards, the SUCCESSORIES gift and wall decor line, the SUCCESSORIES Proprietary or Trademarked Product Lines, other merchandise and products and providing services authorized and approved by Franchisor and utilizing the System and Marks. Franchisee desires to operate a SUCCESSORIES retail facility under Franchisor's System and using the Marks and has applied for a franchise and such application has been approved by Franchisor in reliance upon all of the representations made therein; and

         WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high and uniform standards of quality, operations, and service and the necessity of operating the SUCCESSORIES retail facility in strict conformity with Franchisor's standards and specifications; and

         WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and that it has no knowledge of any representations by Franchisor, or its officers, directors, shareholders, employees or agents that are contrary to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms herein.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement hereby agree as follows:

I.          APPOINTMENT AND FRANCHISE FEE

         A. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right, license and privilege to use the Marks, and Franchisee undertakes the obligation to operate a SUCCESSORIES retail facility for the sale and distribution of self-help books, audio tapes, video-tapes and personalized gifts and awards, the SUCCESSORIES gift and wall decor line and related merchandise and products ("Franchised Retail Business") and to use solely in connection therewith Franchisor's System, as it may be changed, improved and further developed from time to time, at one location only, such location to be:

1). ___________________________________________________________________________

_______________________________________________________________________________

__________________________________________

or

2). At a location to be designated, as provided in Paragraph III hereof within the following area: ___________________________________________________________

_______________________________________________________________________________

_______________________________________.

Provided, however, that when a location has been designated and approved by the parties, said location shall become Paragraph I.A.1., as if originally incorporated therein. Franchisee shall not relocate its facility without the prior written approval of Franchisor.

         B. All rights of Franchisee to operate a Franchised Retail Business are specifically limited to the location of said Franchised Retail Business. Franchisee acknowledges and agrees that no territorial exclusivity is granted pursuant to this or any other agreement and that Franchisee is specifically prohibited from distributing products in any manner other than through retail store sales.

         C. Franchisor and its subsidiaries retain the following rights for all areas outside of the location of Franchisee's Franchised Retail Business:

         (i) to sell the System products through various channels of distribution including, without limitation, through SUCCESSORIES retail locations, wholesale sales, direct mail, catalogs, bookstores, office supply stores, department stores, and telemarketing and other types of direct sales solicitation;

         (ii) to sell System products to customers who contact Franchisor or its subsidiaries as the result of advertisements in magazines or other publications;

         (iii) to sell to customers who phone in orders to the SUCCESSORIES toll free number;

         (iv) to acquire mailing lists and send catalogs and promotional materials to potential customers on such lists, some or all of whom may also be customers of Franchisee's Franchised Retail Business;

         (v) to allow third parties to sell product and fulfill orders through catalogs distinct from catalogs published by Franchisor or its subsidiaries without incurring any obligation to advise Franchisee as discussed below;

         (vi) to allow ad specialty houses to sell System products embossed with the customer's name, logo or message; and

         (vii) to allow the sale of System products, under the same of different trademarks, through wholesale channels of distribution and/or direct sales groups.

                  If a sales effort of Franchisor or its subsidiaries results in the establishment of a customer located in close proximity to Franchisee's Franchised Retail Business, Franchisor will attempt to advise such customer of the existence and location of the retail facility operated by Franchisee.

                  Franchisor retains the right to grant such other franchises as Franchisor, in its sole and exclusive discretion, deems appropriate. Further, Franchisor reserves the right to offer and sell at wholesale or retail (or any other species of retail vendor whatsoever) products and services which do not comprise a part of the System. Those products and services which comprise a part of the System are delineated and set forth in detail in the SUCCESSORIES Confidential Operations Manual ("Confidential Operations Manual"), which Confidential Operations Manual may be amended from time to time to reflect additions to, deletions from and modifications to the specification of those services and products which comprise a part of the System.

         D. In consideration of the Franchise granted herein, Franchisee shall pay to Franchisor the sum of $35,000 upon execution of the Agreement. In the event Franchisee wishes to open additional Franchised Retail Businesses pursuant to separate, subsequent, individual franchise agreements, Franchisee shall pay franchise fees to Franchisor in an amount equal to $25,000 for each additional Franchised Retail Business. All such fees shall be deemed fully earned and non-refundable upon execution of this Agreement as consideration for expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity to franchise others, except as may be specifically provided in this Agreement or any Exhibit attached hereto.

         E. Franchisee acknowledges that because complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any System franchisee based upon the peculiarities of the particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which Franchisor deems to be of importance to the successful operation of such franchisee's business. Franchisee shall not be entitled to require Franchisor to disclose or grant to franchisee a like or similar variation hereunder.


II.         TERM AND RENEWAL

         A. This Agreement shall be effective and binding from the date of its execution for an initial term of 5 years.

         B. Franchisee shall have the right to renew this franchise before the expiration of the initial term of the Franchise for 3 additional successive terms of 5 years each, providing all of the conditions hereinafter set forth have been fulfilled:

                  1. Franchisee has, during the entire term of this Agreement, complied with all its provisions;

                  2. Franchisee maintains possession of the premises of the Franchised Retail Business and by the expiration date of this Agreement has brought the Franchised Retail Business into full compliance with the specifications and standards then applicable for new or renewing SUCCESSORIES facilities and presents evidence satisfactory to Franchisor that it has the right to remain in possession of the premises of the Franchised Retail Business for the duration of any renewal term; or, in the event Franchisee is unable to maintain possession of the premises, or if in the judgment of Franchisor, the Franchised Retail Business should be relocated, Franchisee secures substitute premises approved by Franchisor and has furnished, stocked and equipped such premises to bring the Franchised Retail Business at its substitute premises into full compliance with the then-current specifications and standards by the expiration date of this Agreement;

                  3. Franchisee has given notice of renewal to Franchisor as provided below;

                  4. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisee's suppliers, Franchisor and its subsidiaries and affiliates, if any, and has timely met these obligations throughout the term of this Agreement;

                  5. Franchisee has executed upon renewal Franchisor's then-current form of Franchise Agreement (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal Franchise), which agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement, including, without limitation, a different percentage Continuing Services and Royalty Fee, advertising contribution and/or a different territory; provided, however, Franchisee shall not be required to pay the then-current initial franchise fee or its equivalent;

                  6. Franchisee has complied with Franchisor's then-current qualification and training requirements; and

                  7. Franchisee has executed a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its subsidiaries and affiliates, if any, and their respective officers, directors, agents and employees.

         C. If Franchisee desires to renew this franchise at the expiration of this Agreement or any renewal period, Franchisee shall give Franchisor written notice of its desire to renew at least 6 months, but not more than 12 months, prior to the expiration of the initial term of this Agreement. Within 90 days after its receipt of such timely notice, Franchisor shall furnish Franchisee with written notice of: (i) reasons which could cause Franchisor not to grant a renewal to Franchisee, including any deficiencies which require correction and a schedule for correction thereof by Franchisee; and (ii) Franchisor's then-current requirements relating to the image, appearance, decoration, furnishing, equipping and stocking of SUCCESSORIES facilities, and a schedule for effecting such upgrading or modifications in order to bring the Franchised Retail Business in compliance therewith, as a condition of renewal. Renewal of the franchise shall be conditioned upon Franchisee's compliance with such requirements and continued compliance with all the terms and conditions of this Agreement up to the date of termination of the initial term, provided, however, that in the event Franchisee is curing any deficiencies as required by Franchisor, the term of this Agreement shall be extended for a period of time equal to the number of days required to cure such deficiency, not to exceed the initial term of this Agreement.

         D. Franchisor shall give Franchisee written notice of its election to renew the franchise 2 months prior to the expiration of the initial term of this Agreement.


III.        FACILITY LOCATION

         A. Franchisee may operate the Franchised Retail Business only at the location specified in Paragraph I hereof. If the lease for the site of the Franchised Retail Business expires or terminates without fault of Franchisee, or if the site is destroyed, condemned or otherwise rendered unusable, as otherwise may be agreed upon in writing by Franchisor and Franchisee, Franchisor will grant permission for relocation of the Franchised Retail Business at a location and site acceptable to Franchisor. Any such relocation shall be at Franchisee's sole expense and Franchisor shall have the right to charge Franchisee for any costs incurred by Franchisor, and a reasonable fee for its services, in connection with any such relocation of the Franchised Retail Business.

        B. Concurrently with the execution of the Franchise Agreement, Franchisee may enter into a lease or sublease identified with Franchisor if an acceptable site has been identified and Franchisor is or will be the owner or master lessee of such site. However, unless Franchisor has agreed in a separate written agreement to purchase or acquire by leasing the property in which the Franchised Retail Business is to be located, Franchisor shall have no obligation to enter into a lease or sublease with Franchisee and shall only be obligated to act in an advisory capacity to assist Franchisee in acquiring a location. Franchisor shall provide, in its sole discretion, reasonable assistance to Franchisee to enable Franchisee to obtain any required financing. Any real estate and improvement costs associated with the development of the location of the Franchised Retail Business shall be the responsibility of Franchisee and may be included in determining the lease or sublease rental payments.

         C. Except as provided for in Paragraph III.B. above, Franchisee will be responsible for purchasing or leasing a suitable site for the Franchised Retail Business. Prior to the acquisition by lease or purchase of any site for the premises of the Franchised Retail Business, Franchisee shall submit a description of the proposed site to Franchisor, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the proposed site. Franchisor shall provide Franchisee written notice of approval or disapproval of the proposed site within 30 days after receiving Franchisee's written proposal.

         D. After receiving Franchisor's written approval of the location of the Franchised Retail Business as provided in Paragraph III.C. hereof, Franchisee shall execute a lease (if the premises are to be leased) or a binding agreement to purchase the site, the terms of which have been previously approved by Franchisor. Franchisor's approval of the lease shall be conditioned upon inclusion in the lease of terms acceptable to Franchisor and, at Franchisor's option, the lease shall contain such provisions as Franchisor may reasonably require, including, but not limited to:

                  1. A provision reserving to Franchisor the right, at Franchisor's election, to receive an assignment of the leasehold interest upon termination or expiration of the franchise grant;

                  2. A provision which expressly permits the lessor of the premises to provide Franchisor all sales and other information it may have related to the operation of the Franchised Retail Business, as Franchisor may request;

                  3. A provision which requires the lessor concurrently to provide Franchisor with a copy of any written notice of deficiency under the lease sent to Franchisee and which grants to Franchisor, in its sole discretion and sole option, the right (but no obligation) to cure any deficiency under the lease should Franchisee fail to do so within 15 days after the expiration of the period in which Franchisee may cure the default;

                  4. A provision which evidences the right of Franchisee to display the Marks in accordance with the specifications required by the Confidential Operations Manual, subject only to the provisions of applicable law;

                  5. A provision that the premises shall be used only for the operation of the Franchised Retail Business;

                  6. A provision which expressly states that any default under the lease shall constitute a default under this Agreement, and any default under this Agreement shall constitute a default under the lease; and

                  7. A provision which states that upon default of this Agreement and in accordance with this Agreement, Franchisor can take possession of the franchised premises and operate the Franchised Retail Business.

         E. If the location is not designated above, Franchisor shall use reasonable efforts to help analyze Franchisee's market area, to help determine site feasibility, and to assist in the designation of the location, which must be approved by Franchisor; provided however, that Franchisor will not conduct site selection activities on Franchisee's behalf. While Franchisor shall utilize its experience and expertise in a designation of location, nothing contained herein shall be interpreted as a guarantee of success for said location nor shall any site recommendation or approval made by Franchisor be deemed a representation that any particular site is available for use as a SUCCESSORIES facility. It shall be the sole responsibility of Franchisee to undertake site selection activities and otherwise secure premises for Franchisee's Franchised Retail Business.

         F. In the event no acceptable site is found and approved by the parties within 6 months from the date of this Agreement, then and in that event, upon written application from either party, this contract shall be terminated and deposits received by Franchisor shall be returned to Franchisee. Provided, however, that in the event Franchisor has within the aforesaid time submitted in writing to Franchisee 2 or more sites which are acceptable to Franchisor, and Franchisee has refused to accept same, then Franchisee, upon termination, shall forfeit to Franchisor the sum of $10,000 as liquidated damages in payment for Franchisor's expenses in its site evaluation and selection activities. Franchisee and Franchisor agree that the amount set forth to wit, $10,000 as liquidated damages is a reasonable amount and that due to the nature of the subject matter, it will be impossible to ascertain the exact amount of damages sustained by the recipient therefore.

         G. Franchisor may require Franchisee to provide all of the following promptly upon obtaining possession of the site for the Franchised Retail
Business: (i) cause to be prepared and submit for approval by Franchisor a site survey and any modifications to Franchisor's basic architectural requirements and specifications (not for construction) for a SUCCESSORIES facility (including requirements for dimensions, exterior design, materials, and work area design and layout, equipment, fixtures, furniture, signs and decorating) required for the development of a SUCCESSORIES facility at the site leased or purchased therefor, provided that Franchisee may modify Franchisor's basic plans and specifications only to the extent required to comply with all applicable ordinances, building codes and permit requirements and with prior notification to and approval by Franchisor; (ii) obtain all required zoning changes; all required building, utility, health, sanitation, and sign permits and licenses and any other required permits and licenses; (iii) purchase or lease equipment, fixtures, furniture and signs as provided herein; (iv) complete the construction and/or remodeling, equipment, fixture, furniture and sign installation and decorating of the Franchised Retail Business in full and strict compliance with plans and specifications previously approved by Franchisor and all applicable ordinances, building codes and permit requirements; (v) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services; and (vi) otherwise complete development of and have the Franchised Retail Business ready to open and commence the conduct of its business in accordance with Paragraph XII hereof.

         H. Franchisee shall be required to periodically make reasonable capital expenditures to remodel, modernize and redecorate the premises of the Franchised Retail Business so that the Franchised Retail Business will reflect the then-current image intended to be portrayed by SUCCESSORIES facilities. All remodeling, modernization, or redecoration of the Franchised Retail Business and its premises must be done in accordance with the standards and specifications as prescribed by Franchisor from time to time and with the prior written approval of Franchisor. All replacements must conform to Franchisor's then-current quality standards and specifications and must be approved by Franchisor in writing. Franchisee shall not be required to remodel, modernize and redecorate the Franchised Retail Business and its premises more than once during the initial term of this Agreement requiring expenditures in excess of $15,000 each instance, however, maintenance of the premises of the Franchised Retail Business may exceed this amount, and maintenance costs may not be credited to remodeling, modernization, or redecoration expenditures. If the lease for the premises of the Franchised Retail Business requires expenditures for remodeling, modernization and redecoration, such an amount shall be credited to amounts required by Franchisor.


IV.         TRAINING AND ASSISTANCE

         A. Franchisor shall make training available to Franchisee and Franchisee's designated manager. Franchisee and Franchisee's designated manager shall attend and successfully complete the initial training program which shall last a minimum of 7 days (and a maximum of 10 days) to be conducted at Franchisor's headquarters, a SUCCESSORIES unit or at such other place as Franchisor shall designate. There are two phases to the initial training program which may or may not be held together. Phase one involves sales and product knowledge and phase two involves store operation. The initial training program shall cover all material aspects of the operation of a SUCCESSORIES franchise, including: an understanding of SUCCESSORIES conceptual plans; financial controls; promotion and merchandising, methods, techniques and procedures; buying procedures; other retail facility management and operational techniques; marketing and advertising techniques; deployment of labor; and maintenance of quality standards. All expenses incurred by Franchisee and its employees in attending such program, including, without limitation, travel costs, room and board expenses, and employees' salaries shall be the sole responsibility of Franchisee.

         B. For a minimum of 5 (and a maximum of 10 days) prior to the commencement of operation or during the first month of operation of Franchisee's Franchised Retail Business, Franchisor will furnish to Franchisee, at Franchisee's premises and at Franchisor's expense, 1 of Franchisor's representatives for the purpose of facilitating the opening of Franchisee's Franchised Retail Business. During this period, such representative will also assist Franchisee in establishing and standardizing procedures and techniques essential to the operation of a SUCCESSORIES facility and shall assist in training personnel. Should Franchisee request additional assistance from Franchisor in order to facilitate the opening of the Franchised Retail Business, and should Franchisor deem it necessary and appropriate, Franchisee shall reimburse Franchisor for the expense of Franchisor providing such additional assistance.

         C. If Franchisor determines, in its sole discretion, that Franchisee is unable to satisfactorily complete the initial training program, Franchisor shall have the right to terminate this Agreement in the manner herein provided. If this Agreement is terminated pursuant to this Paragraph, Franchisor shall return to Franchisee the franchise fees paid by Franchisee to Franchisor minus the expenses incurred by Franchisor as of such date for providing training to Franchisee and other expenses incurred by Franchisor. The amount retained by Franchisor shall not exceed $10,000. Upon return of said amount, Franchisor shall be fully and forever released from any claims or causes of action Franchisee may have under or pursuant to this Agreement and Franchisee shall have no further right, title or interest in the Marks and the System.

         D. If Franchisee designates new or additional managers after the initial training program, Franchisor shall provide training to such managers to the extent that Franchisor can reasonably accommodate such managers in Franchisor's regularly scheduled training course. Franchisor shall provide such training at the then-current published rates. In no event will Franchisor be under any obligation to provide individual training to Franchisee's managers.

         E. Franchisor from time to time may provide and may require that previously-trained and experienced franchisees or their managers or employees attend and successfully complete refresher training programs or seminars to be conducted within Franchisor's Metropolitan Statistical Area ("MSA") as that term is defined by the United States Census Bureau, at such location as may be designated by Franchisor. Attendance at such refresher training programs or seminars shall be at Franchisee's sole expense; provided, however, that attendance will not be required at more than 2 such programs in any calendar year and shall not collectively exceed 4 business days in duration.

V.          PROPRIETARY MARKS

         A. Franchisee acknowledges that Franchisor is the owner of all right, title and interest together with all the goodwill of the Marks. Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor from time to time during the term of the franchise. Any unauthorized use of the Marks by Franchisee is a breach of this Agreement and an infringement of the rights of Franchisor in and to the Marks. Franchisee acknowledges that all usage of the Marks by Franchisee and any goodwill established by Franchisee's use of the Marks shall inure to the exclusive benefit of Franchisor and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee. Franchisee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of any of the Marks. All provisions of this Agreement applicable to the Marks apply to any additional trademarks, service marks, and commercial symbols authorized for use by and franchised to Franchisee by Franchisor after the date of this Agreement.

         B. Franchisee shall not use any Mark or portion of any of the Marks as part of any corporate or trade name, or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form. Franchisee shall not use any Marks in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by Franchisor. Franchisee shall give such notices of trademark and service mark registrations as Franchisor specifies and obtain such fictitious or assumed name registrations as may be required under applicable law.

         C. Any licenses or rights to use the Marks granted herein are specifically limited to use of the Marks in connection with the operation of a retail location only. All licenses, rights and interests in and to the Marks and their elements and parts not specifically granted to Franchisee hereunder shall be, and are specifically and entirely, reserved to Franchisor and may be fully exploited without regard to the extent to which such rights may be competitive with this Agreement or the rights granted hereunder. Such reserved rights include, but are not limited to, all rights of Franchisor to use the Marks in connection with InterNet and other types of computer marketing and information services.

         D. Franchisee shall promptly notify Franchisor of any claim, demand, or cause of action based upon or arising from any attempt by any other person, firm or corporation to use the Marks or any colorable imitation thereof. Franchisee shall also notify Franchisor of any action, claim or demand against Franchisee relating to the Marks within 10 days after Franchisee receives notice of said action, claim or demand. Upon receipt of timely notice of an action, claim or demand against Franchisee relating to the Marks, Franchisor shall have the sole right to defend any such action. Franchisor shall have the exclusive right to contest or bring action against any third party regarding the third party's use of any of the Marks and shall exercise such right in its sole discretion. In any defense or prosecution of any litigation relating to the Marks or components of the System undertaken by Franchisor, Franchisee shall cooperate with Franchisor and execute any and all documents and take all actions as may be desirable or necessary in the opinion of Franchisor's counsel, to carry out such defense or prosecution. Both parties will make every effort consistent with the foregoing to protect, maintain, and promote the Marks as identifying the System and only the System. FRANCHISOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE USE, EXCLUSIVE OWNERSHIP, VALIDITY OR ENFORCEABILITY OF THE MARKS.

         E. If it becomes advisable at any time in Franchisor's sole discretion, for Franchisor and/or Franchisee to modify or discontinue use of any of the Marks, and/or use one or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, Franchisee shall comply with Franchisor's directions within a reasonable time after notice to Franchisee by Franchisor, and Franchisor shall have no liability or obligation whatsoever with respect to Franchisee's modification or discontinuance of any Mark.

         F. In order to preserve the validity and integrity of the Marks and copyrighted materials franchised herein and to assure that Franchisee is properly employing the same in the operation of its Franchised Retail Business, Franchisor or its agents shall have the right of entry and inspection of Franchisee's premises at all reasonable times and, additionally, shall have the right to observe the manner in which Franchisee is rendering its SUCCESSORIES services and conducting its operations, to confer with Franchisee's employees and customers, and to select and inspect the products and merchandise sold through the Franchised Retail Business for test and content and evaluation purposes to make certain that the products and merchandise are satisfactory and meet the quality control provisions and performance standards established by Franchisor.


VI.         CONFIDENTIAL OPERATIONS MANUAL

         A. Franchisor will loan to Franchisee during the term of the franchise 1 or more copies of a Confidential Operations Manual containing reasonable, mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for SUCCESSORIES facilities and information relative to other obligations of Franchisee hereunder and the operation of its Franchised Retail Business. Franchisor shall have the right to add to and otherwise modify the Confidential Operations Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by Franchisor for SUCCESSORIES facilities, provided that no such addition or modification shall alter Franchisee's fundamental status and rights under this Agreement.

         B. The Confidential Operations Manual shall at all times remain the sole property of Franchisor and shall promptly be returned upon the expiration or other termination of this Agreement. Franchisee shall not make any disclosure, duplication or other unauthorized use of any portion of the Confidential Operations Manual.

         C. The Confidential Operations Manual contains proprietary information of Franchisor and shall be kept confidential by Franchisee both during the term of the franchise and subsequent to the expiration or termination of the franchise. Franchisee shall at all times insure that its copy of the Confidential Operations Manual be available at the Franchised Retail Business premises in a current and up-to-date manner. At all times that the Confidential Operations Manual is not in use by authorized personnel, Franchisee shall maintain the Confidential Operations Manual in a locked receptacle at the premises of the Franchised Retail Business, and shall only grant authorized personnel, as defined in the Confidential Operations Manual, access to the key or lock combination of such receptacle. In the event of any dispute as to the contents of the Confidential Operations Manual, the terms of the master copy of the Confidential Operations Manual maintained by Franchisor at Franchisor's home office shall be controlling.


VII.        CONFIDENTIAL INFORMATION

         A. Franchisee acknowledges that its entire knowledge of the operation of a SUCCESSORIES facility including the knowledge or know-how regarding the specifications, standards and operating procedures of a SUCCESSORIES facility, is derived from information disclosed to Franchisee by Franchisor and that certain of such information is proprietary, confidential and a trade secret of Franchisor. Franchisee shall maintain the absolute confidentiality of all such proprietary information during and after the term of the franchise and shall not use any such information in any other business or in any manner not specifically authorized or approved in writing by Franchisor.

         B. Franchisee shall divulge such confidential information only to the extent and only to such of its employees as must have access to it in order to operate the Franchised Retail Business. Any and all information, knowledge and know-how, including, without limitation, drawings, materials, equipment, retail facility systems and methods, direct sales techniques, telemarketing techniques, merchandising techniques and procedures and other data, which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate lawfully came to its attention prior to disclosure thereof by Franchisor; or which, at the time of disclosure by Franchisor to Franchisee, had lawfully become a part of the public domain, through publication or communication by others; or which, after disclosure to Franchisee by Franchisor, lawfully becomes a part of the public domain, through publication or communication by others.

         C. Due to the special and unique nature of the confidential information, Marks, and Confidential Operations Manual of Franchisor, Franchisee acknowledges that Franchisor shall be entitled to immediate equitable remedies, including but not limited to, restraining orders and injunctive relief in order to safeguard such proprietary, confidential, unique, and special information of Franchisor and that money damages alone would be an insufficient remedy with which to compensate Franchisor for any breach of the terms of Paragraphs V, VI, and VII of this Agreement. Furthermore, all employees of Franchisee having access to the confidential and proprietary information of Franchisor shall be required to execute confidential information agreements in a form acceptable to Franchisor.


VIII.       MODIFICATION OF THE SYSTEM

         Franchisee recognizes that from time to time hereafter Franchisor may change or modify the System presently identified by the Marks including, without limitation, the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new computer programs and systems, new types or brands of merchandise and products, new inventory requirements, new equipment or new techniques and that Franchisee will accept, use and display for the purpose of this Agreement any such changes in the System, as if they were part of this Agreement at the time of execution hereof. Franchisee will make such expenditures as such changes or modifications in the System may reasonably require. Franchisee shall not change, modify or alter in any way the System.


IX.         ADVERTISING

         Recognizing the value of advertising and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and the public image of SUCCESSORIES facilities, Franchisee agrees as follows:

         A. Franchisee will submit to Franchisor or its designated agency, for its prior approval, all promotional materials and advertising to be used by Franchisee, including, but not limited to, newspapers, radio and television advertising, other electronic media whether now known or developed in the future, specialty and novelty items, signs, containers and boxes. In the event written disapproval of said advertising and promotional material is not given by Franchisor to Franchisee within 30 days from the date such material is received by Franchisor, said materials shall be deemed approved. Failure by Franchisee to conform with the provisions herein and subsequent nonaction by Franchisor to require Franchisee to cure or remedy this failure and default shall not be deemed a waiver of future or additional failures and defaults of any other provision of this Agreement. The submission of advertising to Franchisor for approval shall not affect Franchisee's right to determine the prices at which Franchisee sells its products or services.

         B. At such time as Franchisor develops it, Franchisee shall contribute to the SUCCESSORIES Advertising and Development Fund ("Fund") an amount equal to 1% of Franchisee's Gross Sales, as defined in Paragraph X. Franchisee's required payments to the Fund shall be made at the same time and in the same manner as, and in addition to, the Continuing Services and Royalty Fee provided in Paragraph X herein. Such payment shall be made in addition to and exclusive of any sums that Franchisee may be required to spend on local advertising and promotion. The fund shall be maintained and administered by Franchisor or its designee, as follows:

                  1. Franchisor shall direct all Fund expenditures. Generally, the Fund will be used to cover production of marketing materials, promotional expenses, mass media, public relations activities and other related marketing expenses. Fund expenditures will be made for the benefit of all franchisees. However, Franchisor cannot and does not ensure any particular franchisee benefits directly pro rata from the placement of advertising or other expenditures of Fund contributions. In addition, Franchisor retains the right to use Fund contributions to place advertisements for catalogs in regional or national publications. Any sales generated through such catalog sales shall be treated as set forth in Paragraph I.C.

                  2. Franchisor shall, for each of its company-owned SUCCESSORIES businesses offering products and services similar to the Franchised Retail Business, make contributions to the Fund equivalent to the contributions required of Franchised Retail Businesses within the System.

                  3. The funds may be used to meet any and all costs of maintaining, administering, directing and preparing advertising and related marketing materials. All sums paid by Franchisee to the Fund shall be maintained in a separate account from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Fund.

                  4. It is anticipated that all contributions to the Fund shall be expended for advertising and promotional purposes during Franchisor's fiscal year within which contributions are made. If, however, excess amounts remain in the Fund at the end of such fiscal year, all expenditures in the following fiscal year(s) shall be made first out of any current interest or other earnings of the Fund, next out of any accumulated earnings, and finally from principal.

                  5. Although Franchisor intends the Fund to be of perpetual duration, Franchisor maintains the right to terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising and promotional purposes.

                  6. An accounting of the operation of the Fund shall be prepared annually and shall be made available to Franchisee upon request. Franchisor reserves the right, at its option, to require that such annual accounting include an audit of the operation of the Fund prepared by an independent certified public accountant selected by Franchisor and prepared at the expense of the Fund.

                  7. If at any time, 50% or more of the existing SUCCESSORIES franchisees elect to raise the percentage advertising contribution level to the Fund, participation will be required of all franchisees, but in no event will Franchisee's contribution (for combined Fund and local advertising) exceed 5% of Franchisee's Gross Sales.

         C. Franchisee shall be required to spend a minimum of $2,000 and a maximum of $3,000 on newspaper, direct mail, advertising or promotional items through other media during Franchisee's initial 4 months of operation of the Franchised Retail Business depending on the market area where the Franchised Retail Business is located. Such advertising and promotional items are to be designated as "Grand Opening" advertising and promotion and shall be conducted in accordance with Franchisor's standards and specifications. Guidelines for Grand Opening promotions will be provided to Franchisee prior to or during the initial training program.

         D. Franchisee shall spend each calendar month 3% of Franchisee's Gross Sales for the preceding calendar month on local advertising and promotion. This requirement takes effect after Franchisee has been in operation 4 months. Such expenditures shall be made directly by Franchisee. Franchisor shall provide guidelines for local advertising and any deviation from such guidelines must be approved in advance by Franchisor or Franchisor's designated advertising agency. Within 30 days of the end of each month, Franchisee shall furnish to Franchisor, in a manner approved by Franchisor, an accurate accounting of Franchisee's expenditures on local advertising and promotion for the preceding month just ended.

         E. From time to time Franchisor may designate a local, regional or national advertising coverage area in which Franchisee's business and at least 1 other SUCCESSORIES franchise is located for purposes of developing a cooperative advertising or promotional program. Franchisee agrees to participate in and contribute its share to such cooperative advertising and promotional programs in Franchisee's advertising coverage areas. The cost of the program shall be allocated among locations in such area and each Franchisee's share shall be in proportion to its sales during the preceding 12 month period, or portion of said period, but the aggregate of such additional contribution by Franchisee during any 3 month period shall not exceed the amounts required pursuant to Paragraph IX.D. of this Agreement. Said contributions to cooperative advertising promotional programs will be credited toward the local advertising and promotional expenditure required by Paragraph IX.D. "Advertising coverage area" shall be defined as the area covered by the particular advertising medium (television, radio, or other medium) as recognized in the industry. At the time a program is submitted, Franchisor shall submit a list to Franchisee of all operating SUCCESSORIES facilities within the advertising coverage area.

         F. Franchisor may, from time to time, develop and market special catalogs, brochures and other promotional items which will be made available to Franchisee at the then current price established by Franchisor for such items. Franchisor agrees that the prices charged to Franchisee for such items will be consistent with the most favorable pricing charged to other similarly situated franchisees for the same items and will be based upon Franchisor's fully absorbed cost for such items plus a mark up of 10%. Franchisee agrees to maintain a representative inventory of such promotional items to meet public demand. For purposes of this Agreement, franchisees will be considered "similarly situated" based upon sales, product purchases, shipping distances and other factors reasonably communicated to Franchisee from time to time and "fully absorbed cost" shall include all fixed and variable manufacturing costs, as well as all direct and indirect costs incurred in the factory or production process. Franchisee acknowledges that all such purchases from Franchisor may inclucde a profit to Franchisor. This is in addition to the catalog requirement of Paragraph XII.Q. Further, Franchisor agrees that with regard to Franchisee developing local marketing pieces, Franchisee may purchase digitized files and other graphic pieces from Franchisor at the same cost structure identified immediately above in this section F. The purchase and use of said materials shall be subject to any limitations, conditions or covenants provided for in any existing agreements Franchisor may have with third parties. Franchisee acknowledges and agrees that all such local marketing pieces shall be subject to review and final approval of Franchisor, which approval shall not be unreasonably withheld.

         G. Franchisee shall not advertise or use in advertising or any other form of promotion, the trademarks, service marks or commercial symbols of Franchisor without appropriate -C- or -Registered Trademark- copyright and registration marks or the designation TM or SM where applicable.

X.          CONTINUING SERVICES AND ROYALTY FEE

         A. Franchisee shall pay without offset, credit or deduction of any nature, to Franchisor, so long as this Agreement shall be in effect, a monthly Continuing Services and Royalty Fee equal to 2% of the Gross Sales derived from the Franchised Retail Business. Said Continuing Services and Royalty Fee shall be paid monthly in the manner specified below or as otherwise prescribed in the Confidential Operations Manual.

                  1. On the 15th day of each month, Franchisee will submit via facsimile to Franchisor on a form approved by Franchisor, a correct statement, signed by Franchisee, of Franchisee's Gross Sales for the preceding month just ended. The Continuing Services and Royalty Fee payment shall be mailed to Franchisor at such time or Franchisor may require Franchisee to submit proof that such payment was made via electronic funds transfer. Franchisee will make available to Franchisor for reasonable inspection at reasonable times by Franchisor, all original books and records that Franchisor may deem necessary to ascertain Franchisee's Gross Sales.

                  2. The term "Gross Sales", as used herein and throughout this Agreement, shall mean and include the total of all sales of all merchandise, products or services to customers of Franchisee, (including deposits or interim deposits) whether or not sold or performed at or from the SUCCESSORIES Franchised Retail Business, less sales, use or service taxes collected and paid to the appropriate taxing authority and customer refunds and adjustments.

         B. All Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases by Franchisee from Franchisor, or its subsidiaries, shall bear interest after due date at the lower of 18% per annum or the highest applicable legal rate for open account business credit. Franchisee acknowledges that this Paragraph shall not constitute agreement by Franchisor or its subsidiaries to accept such payments after same are due or a commitment by Franchisor to extend credit to, or otherwise finance Franchisee's operation of, the Franchised Retail Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Paragraph XVI hereof, notwithstanding the provisions of this Paragraph.

         C. Notwithstanding any designation by Franchisee, Franchisor shall have the sole discretion to apply any payments by Franchisee to any past due indebtedness of Franchisee for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor, interest or any other indebtedness.

XI.               ACCOUNTING AND RECORDS

         A. Franchisee shall establish and maintain a bookkeeping, accounting and record keeping system conforming to the requirements prescribed by Franchisor, including, without limitation, the use and retention of sales tickets, purchase orders, invoices, payroll records, check stubs, sales tax records and returns, cash receipts and disbursements, journals and general ledgers. Franchisee shall preserve for a period of not less than 3 years, during the term of this Agreement and for not less than 3 years following the term of this Agreement, all accounting records and supporting documentation relating to the Franchised Retail Business.

         B. Franchisee will supply to Franchisor on or before the 20th day after the term of each calendar quarter, in the form approved by Franchisor, a profit and loss statement and balance sheet for the last preceding calendar quarter. Additionally, Franchisee shall, at its expense, submit to Franchisor within 90 days of the end of each fiscal year during the term of this Agreement, an income statement for such fiscal year and a balance sheet for the last date of such year. Such annual statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. Franchisor reserves the right to require Franchisee to submit financial statements which are either audited or reviewed by a Certified Public Accountant.

         C. Franchisee shall submit to Franchisor such other periodic reports, forms and records as specified, and in the manner and at the time as specified in the Confidential Operations Manual or otherwise in writing.

         D. Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection should reveal that any payments to Franchisor have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the lower of 18% per annum or the maximum rate permitted by law. If an inspection discloses an understatement in any report of 2% or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

         E. Franchisee acknowledges that nothing contained herein constitutes Franchisor's agreement to accept any payments after same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee's operation of the Franchised Retail Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as herein provided.


XII.              STANDARDS OF QUALITY AND PERFORMANCE

         Franchisee shall comply with all requirements set forth in this Agreement, the Confidential Operations Manual and other written policies supplied to Franchisee by Franchisor. Mandatory specifications, standards, operating procedures and rules prescribed from time to time by Franchisor in the Confidential Operations Manual or otherwise communicated to Franchisee in writing, shall constitute provisions of this Agreement as if fully set forth herein and shall be reasonably and uniformly applied to all franchisees. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire System including, but not limited to:

         A. Franchisee shall commence operation of the retail store of the Franchised Retail Business not later than nine (9) months after the execution of this Agreement or as otherwise approved by Franchisor. Prior to such opening, Franchisee shall have complied with all Franchisor's pre-opening standards and specifications. If Franchisee for any reason fails to commence operation as herein provided, such failure shall be considered a default and Franchisor may terminate this Agreement as herein provided.

         B. Franchisee shall maintain the condition and appearance of the premises of the Franchised Retail Business consistent with Franchisor's standards. Franchisee shall maintain the premises of the Franchised Retail Business as is from time to time required to maintain or improve the appearance and efficient operation of the Franchised Retail Business, including, but not limited to, replacement of worn out or obsolete fixtures and signs, and repair of the exterior and interior of the Franchised Retail Business. If at any time in Franchisor's judgment the general state of repair or the appearance of the premises of the Franchised Retail Business or its equipment, fixtures, signs or decor does not meet Franchisor's standards therefor, Franchisor shall so notify Franchisee, specifying the action to be taken by Franchisee to correct such deficiency. If Franchisee fails or refuses to initiate within 30 days after receipt of such notice, and thereafter continue, a bona fide program to complete any required maintenance, Franchisor shall have the right, in addition to all other remedies, to enter upon the premises of the Franchised Retail Business and effect such maintenance on behalf of Franchisee and Franchisee shall pay the entire costs thereof on demand.

         C. Franchisee shall make no material alterations to the premises of the Franchised Retail Business nor shall Franchisee make material replacements of or alterations to the equipment, fixtures or signs of the Franchised Retail Business without the prior written approval by Franchisor.

         D. Franchisee shall offer for sale at the Franchised Retail Business all types and mix of corporate gifts, wall decor, self-help books, audio tapes, video tapes, personalized gifts and awards that Franchisor from time to time authorizes and will not offer for sale at the Franchised Retail Business or the premises which it occupies any other category of merchandise or products or use such premises for any purpose other than the operation of a Franchised Retail Business in full compliance with this Agreement.

         E. From time to time, Franchisor shall provide to Franchisee a list of approved manufacturers, suppliers, and distributors authorized for the Franchised Retail Business ("Approved Suppliers List") and a list of approved inventory products, fixtures, furniture, equipment, signs, stationery, suppliers, and other items or services necessary to operate the Franchised Retail Business ("Approved Supplies List"). Franchisor may revise the Approved Supplies List and Approved Suppliers List from time to time in its sole discretion. If Franchisee proposes to offer for sale or use at the Franchised Retail Business any brand of product, or other material or supply which is not on the Approved Supplies List or to purchase any product from a supplier that is not on the Approved Suppliers List, Franchisee shall first notify Franchisor and shall upon request by Franchisor submit samples and such other information as Franchisor requires for examination and/or testing or to otherwise determine whether such product, material or supply, or such proposed supplier meets its specifications and quality standards. A charge not to exceed the reasonable cost of the inspection and evaluation and the actual cost of the test shall be paid by Franchisee or the supplier. Franchisor reserves the right to re-inspect the facilities and products of any supplier of an approved item and to revoke its approval of any item or supplier which fails to continue to meet any of Franchisor's criteria.

         F. Franchisee acknowledges that an essential element of the System is the line of proprietary products developed by Franchisor and Franchisor's subsidiaries (the "Proprietary or Trademarked Product Lines"). At all times during the term of this Agreement, Franchisee shall carry an adequate supply and maintain a representative inventory, as may be defined by Franchisor in the Confidential Operations Manual, of such Proprietary or Trademarked Product Lines, and Franchisee shall maintain, carry and promote such Proprietary or Trademarked Product Lines for the sale to the general public in order to meet customer demand as designated by Franchisor. Franchisee shall be required to purchase the Proprietary or Trademarked Product Lines from Franchisor, Franchisor's subsidiaries or designated supplier of Franchisor at the then current price established by Franchisor for such products. Franchisee acknowledges that all such purchases from Franchisor or its affiliates may include a profit to Franchisor or its affiliates.

         G. All inventory, products and materials, and other items and supplies used in the operation of the Franchised Retail Business which are not specifically required to be purchased in accordance with Franchisor's Approved Supplies List and Approved Suppliers List shall conform to the specifications and quality standards established by Franchisor from time to time.

         H. Franchisee shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Retail Business and shall operate the Franchised Retail Business in full compliance with all applicable laws, ordinances and regulations, including without limitation all government regulations relating to occupational hazards and health, consumer protection, trade regulation, worker's compensation, unemployment insurance and withholding and payment of Federal and State income taxes and social security taxes and sales, use and property taxes. Franchisee shall refrain from any merchandising, advertising or promotional practice which is unethical or may be injurious to the business of Franchisor and/or other franchised businesses or to the goodwill associated with the Marks.

         I. Franchisee shall in the operation of the Franchised Retail Business use only displays, labels, forms and other products and documentation imprinted with the Marks and colors as prescribed from time to time by Franchisor.

         J. Prior to commencement of operation of the Franchised Retail Business, Franchisee shall adequately supply the Franchised Retail Business with a representative inventory as prescribed by Franchisor of an assortment of corporate gifts, wall decor, self-help books, audio tapes, video tapes, personalized gifts and awards, products and merchandise of the type, quantity and quality as specified by Franchisor. Franchisee shall maintain levels of inventory that will permit operation of the Franchised Retail Business at maximum capacity.

         K. The Franchised Retail Business shall at all times be under the direct, on-premises supervision of Franchisee (or a trained and competent employee acting as full-time manager). In the event Franchisee operates more than 1 franchise, or in the event Franchisee does not devote its full time to conducting the Franchised Retail Business, at least 1 trained and competent employee referred to above shall act as full-time manager. Franchisee shall keep Franchisor informed at all times of the identity of any employee(s) acting as manager(s) of the Franchised Retail Business. Franchisor shall make training available, as is reasonable and necessary, for all managers designated by Franchisee. Franchisor shall provide such training at the then-current published rates. Franchisee shall, at all times, faithfully, honestly and diligently perform its obligations hereunder and shall not engage in any business or other activities that will conflict with its obligations hereunder.

         L. Franchisee shall not install or maintain on the premises of the Franchised Retail Business any telephone booths, newspaper racks, video games, juke boxes, gum machines, games, rides, vending machines or other similar devices without the written approval of Franchisor.

         M. Franchisee shall notify Franchisor in writing within 5 days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Retail Business.

         N. Franchisee shall maintain a current listing of the names and addresses of all customers of the Franchised Retail Business. Franchisee must provide Franchisor a quarterly update of the lists. Said customer list shall be the sole property of Franchisor.

         O. Franchisee shall comply with all Franchisor's standards and specifications regarding the use of computer systems as an integral part of the System, including the purchasing/leasing of computer hardware and software and updates. Franchisor has approved a computer system which provides accounting, inventory and point-of-sale functions. Franchisor will provide training to Franchisee on such computer system. If Franchisee wishes to utilize an alternative computer system such system must meet Franchisor's standards and specifications, be approved by Franchisor in accordance with Paragraph XII.E.; be compatible with the computer system(s) in use throughout the network of SUCCESSORIES businesses and allow Franchisor direct access by telephone modem.

         P. Franchisee shall participate actively in a SUCCESSORIES Regional Advisory Franchisee Council ("Council") and participate in all Council programs approved by Franchisor for Franchisee's particular Council. The purposes of the Council(s) include, but are not limited to, exchanging ideas and problem solving methods, advising Franchisor on expenditures for regional advertising, providing back-up support and staffing for political influence, and coordinating System franchisee efforts. Franchisee shall pay all Council assessments levied by the Council, and Franchisor has the right to enforce this obligation. Amounts and expenditures may vary from time to time and due to variations in Council participation and costs as determined by a particular Council and as approved by Franchisor. Although Franchisee shall pay such Council assessments, such assessments shall in no way diminish Franchisee's rights and the benefit of the bargain under this Agreement. Such Council(s) may be formed by Franchisor at such time that more than 1 franchisee conducts a SUCCESSORIES Franchised Retail Business in any given region, the boundaries of such region to be determined in the sole and unfettered discretion of Franchisor.

         Q. Franchisee shall be required to purchase from Franchisor or its designee and distribute through the Franchised Retail Business a representative inventory of the SUCCESSORIES catalogs. Franchisor agrees that the prices charged to Franchisee for such catalogs will be consistent with the most favorable pricing charged to other similarly situated franchisees for the same catalogs and will be based upon Franchisor's fully absorbed cost for such catalogs plus a mark-up of 10%. Franchisee acknowledges that all such purchases from Franchisor may include a profit to Franchisor.

XIII.             FRANCHISOR'S OPERATIONS ASSISTANCE

         A. Franchisor may from time to time advise or offer guidance to Franchisee relative to prices for corporate gifts, wall decor, self-help books, audio tapes, video tapes, personalized gifts and awards and related products and merchandise offered for sale by the Franchised Retail Business that in Franchisor's judgment constitute good business practice. Such guidance will be based on the experience of Franchisor and/or its franchisees in operating franchised businesses and an analysis of the costs of such services, activities, merchandise, supplies and products and prices charged for competitive inventory and products. Franchisee shall not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged from time to time by the Franchised Retail Business and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any product offered for sale by the Franchised Retail Business.

         B. Upon commencement and during operation of the Franchised Retail Business, Franchisor shall do the following:

                  1. Provide to Franchisee a comprehensive list of established sources of suppliers of corporate gifts, wall decor, self-help books, audio tapes, video tapes, personalized gifts and awards and other merchandise and products, equipment, fixtures and supplies necessary for the operation of the Franchised Retail Business and provide specifications for such products. However, Franchisor makes no representation or warranty that any particular approved supplier will be willing or able to sell to all franchisees;

                  2. As Franchisor deems necessary, negotiate supply contracts to maximize cost savings;

                  3. As Franchisor deems necessary, attempt to coordinate equipment, product and supplies distribution for local, regional and national suppliers;

                  4. Regulate quality standards and products in conformance with the System specifications throughout the network of franchised businesses;

                  5. Provide ongoing training and support in operating store design, merchandising, product knowledge and customer service; and

                  6. Coordinate System-wide advertising.

         C. Franchisor shall advise Franchisee of problems arising out of the operation of the Franchised Retail Business as disclosed by reports submitted to Franchisor by Franchisee or by inspections conducted by Franchisor of the Franchised Retail Business. Franchisor may furnish Franchisee with such assistance in connection with the operation of the Franchised Retail Business as is reasonably determined to be necessary by Franchisor from time to time. Operations assistance may consist of advice and guidance with respect to:

                  1. Proper utilization of procedures developed for a SUCCESSORIES facility with respect to products and related business services as approved by Franchisor;

                  2. Additional equipment, merchandise, products and services authorized for SUCCESSORIES facilities;

                  3. Procedures and methods concerning the use of an approved computer system in the operation of the Franchised Retail Business;

                  4. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a SUCCESSORIES facility; and

                  5. Advertising, displays and other promotional programs.

         D. Franchisor or Franchisor's representative shall make periodic visits to the Franchised Retail Business for the purposes of consultation, assistance, and guidance of Franchisee in all aspects of the operation and management of the Franchised Retail Business. Franchisor, and Franchisor's representatives, who attend at the Franchised Retail Business will prepare, for the benefit of both Franchisor and Franchisee, written reports in respect to such visits outlining any suggested changes or improvements in the operations of the Franchised Retail Business and detailing any defaults in such operations which become evident as a result of any such visit, and a copy of each such written report shall be provided to both Franchisor and Franchisee. Franchisor shall advise Franchisee of problems arising out of the operation of the Franchised Retail Business as disclosed by reports submitted to Franchisor by Franchisee or by inspections conducted by Franchisor of the Franchised Retail Business.

         E. All of the specifications, Approved Suppliers Lists, Approved Supplies Lists, training and operations manuals to be provided by Franchisor to Franchisee pursuant to this Agreement shall be delivered at the initial training program.

XIV.              INSURANCE

         A. Franchisee shall procure at its expense and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee and Franchisor, and their officers, directors and employees against any loss, liability, personal injury, death, or property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Retail Business, as Franchisor may reasonably require for its own protection. Franchisor shall be named an additional insured in such policy or policies.

         B. Such policy or policies shall be written by an insurance company licensed in the state in which Franchisee operates and having at least an "A" Rating Classification as indicated in Best's Key Rating Guide (or comparable industry designation) in accordance with standards and specifications set forth in the Confidential Operations Manual or otherwise in writing, and shall include, at a minimum (except as different coverages and policy limits may reasonably be specified for all franchisees from time to time by Franchisor in the Confidential Operations Manual or otherwise in writing) the following:

                  1. All risks coverage insurance on the Franchised Retail Business and all fixtures, equipment, supplies, products and other property used in the operation of the Franchised Retail Business (which coverage may include flood and/or earthquake coverage where applicable, and theft insurance) for full repair and replacement value without any applicable co-insurance clause, except that an appropriate deductible clause shall be permitted.

                  2. Worker's compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state in which the Franchised Retail Business is located and operated.

                  3. Commercial general liability insurance and product liability insurance including a per premises aggregate with the following coverages: broad form contractual liability, personal injury; products/completed operation; insuring Franchisor and Franchisee against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from, or occurring in the course of, or on or about or otherwise relating to the Franchised Retail Business including General Aggregate coverage in the following limits:


        Type of Insurance                                                            Limits of Liability
        -----------------                                                            -------------------

         Workmen's Compensation.........................................................Statutory
         General Liability for bodily injury
            and property damage including
            products and non-owned automobiles..........................................$1,000,000 all inclusive
         Motor vehicle insurance (business coverage)
            for all liability theft, vehicles
            including fire, property damage and
            public lability and collisions..............................................$1,000,000 public liability
         Business interruption..........................................................As determined by the
                                                                                        Franchisor from time to
                                                                                        time
         Franchisee's Legal Liability...................................................Replacement value of contents of Authorized
                                                                                        Location
         Fire and extended coverage for Authorized
            Location, equipment furnishings,
            fixtures, plate glass, inventory and
            including burglary, holdup and vandalism....................................Full replacement value

         The amounts required herein may be modified from time to time by Franchisor to reflect inflation or future experience with claims.

         C. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within 90 days of the signing of this Agreement, but in no event later than the date on which Franchisee acquires an interest in the real property from which it will operate the Franchised Retail Business, a Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least 20 days prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement. Minimum limits as required above may be modified from time to time, as conditions require, by written notice to Franchisee.

         D. Should Franchisee, for any reason, not procure and maintain such insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to Franchisee, which charges, together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.


XV.               COVENANTS

         A. Unless otherwise specified, the term "Franchisee" as used in this Paragraph XV shall include, collectively and individually, all officers, directors, and holders of a beneficial interest of 5% or more of the securities of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and the general partners and any limited partner (including any corporation and the officers, directors, and holders of a beneficial interest of 5% or more of securities, of a corporation which controls, directly or indirectly, any general or limited partner), if Franchisee is a partnership.

         B. Franchisee covenants that during the term of this Agreement and any renewals thereof, except as otherwise approved in writing by Franchisor, Franchisee (if Franchisee is an individual), a shareholder of a beneficial interest of 10% or more of the securities of Franchisee (if Franchisee is a corporation), a general partner of Franchisee (if Franchisee is a partnership), or Franchisee's full-time manager (approved by Franchisor) shall devote full time, energy, and best efforts, to the management and operation of the Franchised Retail Business.

         C. Franchisee covenants that during the term of this Agreement and any renewal thereof, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

                  1. Divert or attempt to divert any business or customer of the Franchised Retail Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Marks and the System.

                  2. Employ or seek to employ any person who is at that time employed by Franchisor or by any other Franchisee of Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat.

                  3. Own, maintain, engage in, or have any interest in any business (including any business operated by Franchisee prior to entry into this Agreement) specializing, in whole or in part, in the wholesale or retail sale or distribution of corporate gifts, wall decor, self-help books, audio tapes, video tapes, personalized gifts and awards, or offering, selling or providing merchandise or services the same as or similar to that offered, sold or provided through the System.

         D. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable training and confidential information, including, without limitation, information regarding the promotional, operational, sales, and marketing methods and techniques of Franchisor and the System. Accordingly, Franchisee covenants that, except as otherwise approved in writing by Franchisor, Franchisee shall not, for a period of 2 years after the expiration or termination of this Agreement, regardless of the cause of termination, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, engage in, or have any interest in any business specializing, in whole or in part, in the wholesale or retail sale or distribution of corporate gifts, wall decor, self-help books, audio tapes, video tapes, personalized gifts and awards, or offering or providing any other services or selling any merchandise or product the same as or similar to those provided or sold through the SUCCESSORIES System:

                  1. Within the Metropolitan Statistical Area, as that term is defined the U.S. Census Bureau (MSA) in which the Franchised Retail Business is located; or

                  2. Within a radius of 10 miles of the Franchised Retail Business; or

                  3. Within a radius of 10 miles of the location of any other business using the System, whether franchised or owned by Franchisor.

         E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. The parties have reviewed and acknowledged that the foregoing covenants are reasonable including but not limited to geographical and time limitations. If all or any portion of a covenant in this Paragraph XV is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee shall be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph XV.

         F. Franchisee understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs XV.C. and XV.D. in this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof, and Franchisee shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXVI.

         G. Franchisor shall have the right to require all of Franchisee's personnel performing managerial or supervisory functions and all personnel receiving special training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.


XVI.              DEFAULT AND TERMINATION

         A. If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement. Such termination shall be effective 30 days after delivery to Franchisor of notice that such breach has not been cured and Franchisee elects to terminate this Agreement. A termination of this Agreement by Franchisee for any reason other than breach of this Agreement by Franchisor and Franchisor's failure to cure such breach within a reasonable time after receipt of written notice thereof shall be deemed a termination by Franchisee without cause.

         B. This Agreement shall terminate automatically upon delivery of notice of termination to Franchisee, if Franchisee or its owner(s), officer(s), or manager(s):

                  1. Fails to satisfactorily complete the training program as provided in Paragraph IV of this Agreement;

                  2. Has made any material misrepresentation or omission in its application for the franchise;

                  3. Is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of Franchisee or the SUCCESSORIES Franchised Retail Business;

                  4. Makes any unauthorized use, disclosure or duplication of any portion of the Confidential Operations Manual or duplicates or discloses or makes any unauthorized use of any trade secret or confidential information provided to Franchisee by Franchisor;

                  5. Abandons or fails or refuses to actively operate the Franchised Retail Business for two (2) business days in any 12 month period, unless the Franchised Retail Business has been closed for a purpose approved by Franchisor, or fails to relocate to an approved premises within an approved period of time following expiration or termination of the lease for the premises of the Franchised Retail Business;

                  6. Surrenders or transfers control of the operation of the SUCCESSORIES Franchised Retail Business, makes an unauthorized direct or indirect assignment of the franchise or an ownership interest in Franchisee or fails or refuses to assign the franchise or the interest in Franchisee of a deceased or disabled controlling owner thereof as herein required;

                  7. Submits to Franchisor on 3 or more separate occasions at any time during the term of the franchise any reports or other data, information or supporting records which understate by more than 3% the Continuing Services and Royalty Fees owed to Franchisor for any period of, or periods aggregating, 3 or more weeks, and Franchisee is unable to demonstrate that such understatements resulted from inadvertent error;

                  8. If Franchisee shall become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee, or if Franchisee is adjudicated a bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction, or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee, or if a final judgment remains unsatisfied or of record for 30 days or longer (unless supersedeas bond is filed), or if execution is levied against Franchisee's Franchised Retail Business or property, or suit to foreclose any lien or mortgage against the premises or equipment is instituted against Franchisee and not dismissed within 30 days , or if the real or personal property of Franchisee's Franchised Retail Business shall be sold after levy thereupon by any sheriff, marshall, or constable.

                  9. Materially misuses or makes an unauthorized use of the Marks or commits any act which can reasonably be expected to materially impair the goodwill associated with any Marks;

                  10. Fails on 2 or more separate occasions within any period of 12 consecutive months to submit when due reports or other information or supporting records, to pay when due the Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases from Franchisor or other payments due to Franchisor, or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchisee; or

         C. This Agreement shall terminate without further action by Franchisor or notice to Franchisee if Franchisee or Franchisee's owner:

                  1. Fails or refuses to make payments of any amounts due Franchisor for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor or any other amounts due to Franchisor, and does not correct such failure or refusal within 10 days after written notice of such failure is delivered to Franchisee;

                  2. Fails or refuses to comply with any other provision of this Agreement, or any mandatory specification, standard or operating procedure prescribed in the Confidential Operations Manual or otherwise in writing, and does not correct such failure within 30 days (or provide proof acceptable to Franchisor that it has made all reasonable efforts to correct such failure and will continue to make all reasonable efforts to cure until a cure is effected if such failure cannot reasonably be corrected within 30 days) after written notice of such failure to comply is delivered to Franchisee.

         D. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and Franchisor shall comply with applicable law in connection with each of these matters.

         E. In addition to Franchisor's right to terminate this Agreement, and not in lieu of such right or any other rights against Franchisee, Franchisor, in the event that Franchisee shall not have cured a default under this Agreement within the 20 days after receipt of the written "Notice to Cure" from Franchisor, may, at its option, enter upon the premises of the SUCCESSORIES Franchised Retail Business and exercise complete authority with respect to the operation of said business until such time as Franchisor determines that the default of Franchisee has been cured and that there is compliance with the requirements of this Agreement. Franchisee acknowledges that a designated representative of Franchisor may take over, control, and operate said business, and that Franchisee shall pay Franchisor a service fee of not less than $500 per day plus all travel expenses, room and board and other expenses reasonably incurred by such representative so long as it shall be required by the representative to enforce compliance herewith. Franchisee further acknowledges that if, as herein provided, Franchisor temporarily operates for Franchisee the business franchised herein, Franchisee shall indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, respecting any and all acts and omissions which Franchisor may perform, or fail to perform as regards the interests of Franchisee or third parties.


XVII.             RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

         Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

         A. Franchisee shall immediately cease to operate the Franchised Retail Business under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former Franchisee of Franchisor.

         B. Upon demand by Franchisor, Franchisee shall assign to Franchisor Franchisee's interest in any lease then in effect for the Franchised Retail Business premises, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within 30 days after termination or expiration of this Agreement.

         C. Franchisee shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any confidential methods, procedures and techniques associated with the System; the Marks; and any distinctive form, signs, symbols, logos or devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the System.

         D. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor or Franchisor's designee, at Franchisor's option, any assumed name or equivalent registration which contains the name "SUCCESSORIES" or any Mark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within 30 days after termination or expiration of this Agreement.

         E. Franchisee shall, in the event it continues to operate or subsequently begins to operate any other business, not use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's exclusive rights in and to the Marks. Franchisee shall not utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition. Franchisee shall make such modifications or alterations to the premises of the Franchised Retail Business (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to prevent any association between Franchisor or the System and any business thereon subsequently operated by Franchisee or others, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose, including, without limitation, removal of all distinctive physical and structural features identifying the System. In the event Franchisee fails or refuses to comply with the requirements of this Paragraph XVII, Franchisor shall have the right to enter upon the premises where Franchisee's Franchised Retail Business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at the expense of Franchisee, which expense Franchisee shall pay upon demand.

         F. Franchisee shall promptly pay all sums owing to Franchisor. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default.

         G. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph XVII or Paragraph XV.

         H. Franchisee shall immediately turn over to Franchisor all manuals, including the Confidential Operations Manual, customer lists, records, files, instructions, brochures, agreements and any and all other materials provided by Franchisor to Franchisee relating to the operation of the Franchised Retail Business (all of which are acknowledged to be Franchisor's property).

         I. Franchisor shall acquire right, title and interest to any sign or sign faces bearing Franchisor's Marks. Franchisee hereby acknowledges Franchisor's right to access the premises of the Franchised Retail Business should Franchisor elect to take possession of any said sign or sign faces bearing Franchisor's Marks.

         J. Franchisor shall have the right (but not the duty), to be exercised by notice of intent to do so within 30 days after termination or expiration, to purchase for cash, except as provided in Paragraph XVII.I, any or all equipment, supplies, and other inventory, advertising materials, and all items bearing Franchisor's Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, the determination of fair market value shall be submitted to arbitration in accordance with Paragraph XXIX. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement against any payment therefor.

         K. Franchisee shall comply with the covenants contained in Paragraph XV of this Agreement, and shall refrain from soliciting any customers.

         L. All obligations of Franchisor and Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.


XVIII.      TRANSFERABILITY OF INTEREST

         A. This Agreement and all rights hereunder may be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns.

         B. This Agreement and all rights hereunder may be assigned and transferred by Franchisee and, if so, shall be binding upon and inure to the benefit of Franchisee's successors and assigns, subject to the following conditions and requirements, and Franchisor's right of first refusal as set forth herein:

         1. No Franchisee, partner of Franchisee, (if Franchisee is a partnership), or shareholder of Franchisee (if Franchisee is a corporation), without Franchisor's prior written consent, by operation of law or otherwise shall sell, assign, transfer, convey, give away, or encumber to any person, firm, or corporation, all or any part of its interest in this Agreement or its interest in the franchise granted hereby or its interest in any proprietorship, partnership or corporation which owns any interest in the franchise, nor offer, permit, or suffer the same to be sold, assigned, transferred, conveyed, given away, or encumbered in any way to any person, firm, or corporation. Franchisee may not, without the prior written consent of Franchisor, fractionalize any of the rights of Franchisee granted pursuant to this Agreement. Any purported assignment of any of Franchisee's rights herein not having the aforesaid consent shall be null and void and shall constitute a material default hereunder.

         2. Franchisor shall not unreasonably withhold its consent to any transfer referenced in Paragraph XVIII.B.1. of this Agreement when requested; provided, however, that the following conditions and requirements shall first be met to the full satisfaction of Franchisor.

                  a. If Franchisee is an individual or partnership and desires to assign and transfer its rights to a corporation:

                     (1) Said transferee corporation shall be newly organized and its charter shall provide that its activities are confined exclusively to acting as a SUCCESSORIES Franchisee as franchised under this Agreement;

                     (2) Franchisee shall be and shall remain the owner of the majority stock interest of the transferee corporation;

                     (3) The individual Franchisee (or, if Franchisee is a partnership, one of the partners) shall be and shall remain the principal executive officer of the corporation;

                     (4) The transferee corporation shall enter into a written assignment (in a form satisfactory to Franchisor), in which the transferee corporation assumes all of Franchisee's obligations hereunder;

                     (5) All shareholders of the transferee corporation shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally guaranteeing the full payment and performance of the transferee corporation's obligations to Franchisor under this Agreement;

                     (6) Each stock certificate of the transferee corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement;

                     (7) No new shares of common or preferred voting stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock;

                     (8) All accrued money obligations of Franchisee to Franchisee's suppliers, Franchisor, its subsidiaries or assignees, shall be satisfied prior to assignment or transfer.

                  b. If the transfer, other than such transfer as is authorized under Paragraph XVIII.B.2.a. of this Agreement, if consummated alone or together with other related previous, simultaneous, or proposed transfers, would have the effect of transferring control of the franchise licensed herein to someone other than an original signatory of this Agreement:

                     (1) The transferee(s) shall be of good moral character and reputation and shall have a good credit rating and competent business qualifications reasonably acceptable to Franchisor. Franchisee shall provide Franchisor with such information as Franchisor may require to make such determination concerning each such proposed transferee(s).

                     (2) The transferee(s) or such other individual(s) as shall be the actual manager of the franchise shall have successfully completed and passed the training course then in effect for franchisees, or otherwise demonstrated to Franchisor's satisfaction, sufficient ability to operate the unit being transferred.

                     (3) The transferee(s), including all shareholders, officers, directors and partners of the transferee(s), shall jointly and severally execute any or all of the following, at Franchisor's sole discretion and as Franchisor shall direct:

                         aa. A Franchise Agreement and other standard ancillary
agreements with Franchisor on the current standard forms being used by Franchisor, except that an additional franchise fee shall not be charged; and/or
                         bb. A written assignment from Franchisee in a form
satisfactory to Franchisor, wherein transferee shall assume all of Franchisee's obligations hereunder.

                     (4) Approval by Franchisor of any transfer by Franchisee of the franchise herein granted or any of Franchisee's rights under this Agreement shall in no way be deemed a release by Franchisor of Franchisee's obligations pursuant to this Agreement. Consent by Franchisor to a transfer of the franchise shall not constitute or be interpreted as consent for any future transfer thereof.

                     (5) The term of said agreements required pursuant to Paragraph XVIII.B.2.b.(3) shall be for the unexpired term of this Agreement and for any extensions or renewals as provided herein.

                     (6) If transferee is a corporation:

                         aa. Each stock certificate of the transferee
corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement; and

                         bb. No new shares of common or preferred voting stock
in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent, and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock; and

                         cc. All shareholders of the transferee corporation
shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally guaranteeing full payment and the performance of the transferee corporation of all obligations under this Agreement.

                   (7) All accrued money obligations of Franchisee to Franchisor, its subsidiaries, affiliates or assignees, shall be satisfied prior to assignment or transfer, and Franchisee shall not be in default under the terms of this Agreement.

                  (8) Franchisee, prior to the transfer, shall execute a general release, in a form prescribed by Franchisor, of any and all existing claims against Franchisor and its subsidiaries and affiliates, if any, and their respective officers, directors, agents and employees, except such claims as are not permitted to be waived under applicable law.

         3. Franchisee shall have fully paid and satisfied all of Franchisee's obligations to Franchisor, and the transferee or Franchisee shall have fully paid to Franchisor a transfer fee equal to one-half (1/2) of the then-current initial franchise fees charged by Franchisor for the training, supervision, administrative costs, overhead, counsel fees, accounting and other Franchisor expenses in connection with the transfer. This transfer fee does not apply to an assignment of interest to a corporation under Paragraph XVIII.B.2.a. of this Agreement.

                  4. No sale, assignment, transfer, conveyance, encumbrance, or gift of any interest in this Agreement or in the franchise granted thereby, shall relieve Franchisee and the shareholders or partners participating in any transfer, of the obligations of the covenants contained in Paragraph XV, except where Franchisor shall expressly authorize in writing.

         C. Franchisee must give Franchisor 90 days written notice prior to any sale or assignment by Franchisee. The purpose of this Paragraph is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws. Franchisee shall indemnify and hold harmless Franchisor for Franchisee's failure to comply with this Paragraph.

         D. Franchisee must promptly ("promptly" herein defined as within 15 days of receipt of an offer to buy) give Franchisor written notice whenever Franchisee has received an offer to buy Franchisee's franchise. Franchisee must also give Franchisor written notice simultaneously with any offer to sell the franchise made by, for, or on behalf of Franchisee. The purpose of this Paragraph is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws or rules. Franchisee shall indemnify and hold harmless Franchisor for Franchisee's failure to comply with this Paragraph.

         E. Franchisee shall not, without prior written consent of Franchisor, place in, on or upon the location of the Franchised Retail Business, or in any communication media, any form of advertising relating to the sale of the Franchised Retail Business or the rights granted hereunder.


XIX.              DEATH OR INCAPACITY OF FRANCHISEE

         A. In the event of the death or incapacity of an individual Franchisee, or any partner of a Franchisee which is a partnership or any shareholder owning 50% or more of the capital stock of a franchise which is a corporation, the heirs, beneficiaries, devisees, or legal representatives of said individual, partner or shareholders shall, within 180 days of such event:

                  1. Apply to Franchisor for the right to continue to operate the franchise for the duration of the term of this Agreement and any renewals hereof, which right shall be granted upon the fulfillment of all of the conditions set forth in Paragraph XVIII.B.2.b. of this Agreement (except that no transfer fee shall be required); or

                  2. Sell, assign, transfer, or convey Franchisee's interest in compliance with the provisions of Paragraphs XVIII.B. and XX of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the 180 days to sell, assign, transfer or convey shall be computed from the date of said rejection. For purposes of this Paragraph, Franchisor's silence on an application through the 180 days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

         B. In the event of the death or incapacity of an individual Franchisee, or any partner or shareholder of a Franchisee which is a partnership or corporation, where the aforesaid provisions of Paragraph XVIII have not been fulfilled within the time provided, all rights franchised to Franchisee under this Agreement shall, at the option of Franchisor, terminate forthwith and Franchisor shall have the option to purchase the Franchised Retail Business in accordance with Paragraph XVII.J. of this Agreement.


XX.               RIGHT OF FIRST REFUSAL

         If Franchisee or its owners propose to sell the Franchised Retail Business (or its assets) or part or all of the ownership of Franchisee, Franchisee or its owners shall obtain and deliver a bona fide, executed written offer to purchase same to Franchisor, which shall, for a period of 15 days from the date of delivery of such offer, have the right, exercisable by written notice to Franchisee or its owners, to purchase the Franchised Retail Business (or its assets) or such ownership for the price and on the terms and conditions contained in such offer, provided that Franchisor may substitute cash for any form of payment proposed in such offer. If Franchisor does not exercise this right of first refusal, the offer may be accepted by Franchisee or its owners, subject to the prior written approval of Franchisor, as provided in Paragraph XVIII hereof, provided that if such offer is not so accepted within 6 months of the date thereof, Franchisor shall again have the right of first refusal herein described. Should a transfer Franchisee assume the rights and obligations under this Agreement, such transferee Franchisee shall likewise be subject to Franchisor's right of first refusal under terms and conditions as set forth herein.


XXI.              OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH

         In order to prevent any interruption of the Franchised Retail Business which would cause harm to said business and thereby depreciate the value thereof, Franchisee authorizes Franchisor, in the event that Franchisee is absent or incapacitated by reason of illness or death and is not, therefore, in the sole judgment of Franchisor, able to operate the Franchised Retail Business, to operate said business for so long as Franchisor deems necessary and practical, and without waiver of any other rights or remedies Franchisor may have under this Agreement. Nothing contained herein shall create an obligation on the part of Franchisor, nor shall Franchisor's operation of the Franchised Retail Business create an obligation on the part of Franchisor to so operate the Franchised Retail Business. All monies from the operation of the business during such period of operation by Franchisor shall be kept in a separate account and the expenses of the business, including reasonable compensation and expenses for Franchisor's representative, shall be charged to said account. If, as herein provided, Franchisor temporarily operates for Franchisee the Franchised Retail Business, Franchisee shall indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, from any and all claims arising from the acts and omissions of Franchisor and its representative.


XXII.             INDEPENDENT CONTRACTOR

         A. This Agreement does not create a fiduciary relationship between the parties, nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee, or servant of Franchisor for any purpose whatsoever; and it is understood between the parties hereto that Franchisee shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor.

         B. During the term of this Agreement and any extension hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee shall take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place on the premises of the Franchised Retail Business, the content of which Franchisor reserves the right to specify.

         C. Franchisee shall defend at his own cost and indemnify and hold harmless Franchisor, its shareholders, directors, officers, employees and agents, from and against any and all loss, costs, expenses (including, without limitation, reasonable accountants', attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses), damages and liabilities, however caused, resulting directly or indirectly from or pertaining to the use, condition, or construction, equipping, decorating, maintenance or operation of the Franchised Retail Business, including the sale of any products, service or merchandise sold from the Franchised Retail Business. Such loss, claims, costs, expenses, damages and liabilities shall include, without limitation, those arising from latent or other defects in the Franchised Retail Business, whether or not discoverable by Franchisor, and those arising from the death or injury to any person or arising from damage to the property of Franchisee or Franchisor, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages, or liabilities were actually or allegedly caused wholly or in part through the active or passive negligence of Franchisor or any of its agents or employees or resulted from any strict liability imposed on Franchisor or any of its agents or employees. All such indemnification shall survive the termination of this Agreement.

         D. Franchisor shall not, by virtue of any approvals, advice or services provide to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.


XXIII.            NON-WAIVER

         No failure of Franchisor to exercise any power reserved to it hereunder, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms hereof. Waiver by Franchisor of any particular default by Franchisee shall not be binding unless in writing and executed by the party sought to be charged and shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance, or omission of Franchisor to exercise any power or rights arising out of any breach or default by Franchisee of any of the terms, provisions, or covenants hereof, affect or impair Franchisor's rights nor shall such constitute a waiver by Franchisor of any right hereunder or of the right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payment(s) due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.


XXIV.             NOTICE

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

    Notices to Franchisor: Successories, Inc.
                           2520 Diehl Road
                           Aurora, Illinois 60504

    Copy to:               _____________________________________________

                           _____________________________________________

   Notices to Franchisee:  At the address specified on Page 1 of this Agreement.

    Copy to:               ____________________________________________________

                           ____________________________________________________

                           ____________________________________________________


Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XXV.             COST OF ENFORCEMENT OR DEFENSE

         In the event that either party to this Agreement is required to employ legal counsel or to incur other expenses to enforce any obligation of the second party hereunder, or to defend against any claim, demand, action, or proceeding by reason of the second party's failure to perform any obligation imposed upon the second party by this Agreement, and provided that legal action is filed and such action or the settlement thereof establishes the second party's default hereunder, then the first party shall be entitled to recover from the second party the amount of all reasonable attorney's fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding, whether incurred prior to, or in preparation for, or in contemplation of the filing of such action or thereafter. Nothing contained in this Paragraph shall relate to arbitration proceedings pursuant to this Agreement.


XXVI.             ENTIRE AGREEMENT

         This Agreement, any Exhibit attached hereto, and the documents referred to herein, shall be construed together and constitute the entire, full and complete agreement between Franchisor and Franchisee concerning the subject matter hereof, and supersede all prior agreements. No other representation has induced Franchisee to execute this Agreement, and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by both parties.


XXVII.            SEVERABILITY AND CONSTRUCTION

         A. Each Paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any Paragraph, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not part of this Agreement.

         B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

         C. Franchisee shall be bound by any promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

         F. The recitals set forth in this Agreement are specifically incorporated into the terms of this Agreement and hereby constitute a part thereof.


XXVIII.           APPLICABLE LAW

         A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN ILLINOIS; AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15, U.S.C. SECTIONS 1051 ET SEQ).

         B. FRANCHISEE ACKNOWLEDGES THAT THIS AGREEMENT IS ENTERED INTO IN DUPAGE COUNTY, ILLINOIS AND THAT ANY ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY, EXCEPT THOSE CLAIMS REQUIRED TO BE SUBMITTED TO ARBITRATION SHALL BE BROUGHT IN THE APPROPRIATE STATE OR FEDERAL COURT IN DUPAGE COUNTY, ILLINOIS, AND THE PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSES OF CARRYING OUT THIS PROVISION.

         C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR FRANCHISEE BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

         D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT WILL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.


XXIX.             ARBITRATION

         A. Any monetary claim arising out of or relating to this Agreement, or any breach thereof, and any controversy regarding the establishment of the fair market value of leasehold improvements and other Franchised Retail Business assets pursuant to Paragraph XVII.J. hereof, shall be submitted to arbitration in DuPage County, Illinois, in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof. Nothing contained herein shall, however, be construed to limit or to preclude Franchisor from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as Franchisor deems to be necessary or appropriate to compel Franchisee to comply with his obligations hereunder or to protect the Marks or other property rights of Franchisor. In addition, nothing contained herein shall be construed to limit or to preclude Franchisor from joining with any action for injunctive or provisional relief all monetary claims that Franchisor may have against Franchisee which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that Franchisee fails to appear at any properly noticed arbitration proceeding, award may be entered against Franchisee notwithstanding his failure to appear.

         B. Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

         C. It is the intent of the parties that any arbitration between Franchisor and Franchisee shall be of Franchisee's individual claim and that the claim subject to arbitration shall not be arbitrated on a classwide basis.


XXX.              "FRANCHISEE" DEFINED AND GUARANTY

         As used in this Agreement, the term "Franchisee" shall include all persons who succeed to the interest of the original Franchisee by permitted transfer or operation of law and shall be deemed to include not only the individual or entity defined as "Franchisee" in the introductory paragraph of this Agreement but shall also include all partners of the entity that executes this Agreement, in the event said entity is a partnership, and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation. By this signatures hereto, all partners, shareholders, officers and directors of the entity that signs this Agreement as Franchisee acknowledges and accepts the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. All partners of the entity that executes this Agreement, in the event said entity is a partnership and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation, shall execute the Guaranty and Assumption of Obligations attached hereto as Exhibit C and made a part hereof.


XXXI.             FORCE MAJEURE

         Whenever a period of time is provided in this Agreement for either party to do or perform any act or thing, except the payment of monies, neither party shall be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of the parties, and in any event said time period for the performance of an obligation hereunder shall be extended for the amount of time of the delay. This clause shall not apply or not result in an extension of the term of this Agreement.

XXXII.            CAVEAT

         The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent businessman, and his active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture contemplated hereby.

XXXIII.  ACKNOWLEDGEMENTS

         A. Franchisee represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         B. Franchisee acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning

Franchising and Business Opportunity Ventures, at least 10 business days prior to the date on which this Agreement was executed.

         C. FRANCHISEE UNDERSTANDS AND ACKNOWLEDGES THAT ALL REPRESENTATIONS OF FACT CONTAINED HEREIN ARE MADE SOLELY BY FRANCHISOR. ALL DOCUMENTS, INCLUDING FRANCHISOR'S FRANCHISE AGREEMENT AND UNIFORM FRANCHISE OFFERING CIRCULAR AND ALL EXHIBITS THERETO, HAVE BEEN PREPARED SOLELY IN RELIANCE UPON REPRESENTATIONS MADE AND INFORMATION PROVIDED BY FRANCHISOR, ITS OFFICERS AND ITS DIRECTORS. FRANCHISEE FURTHER AGREES TO RELEASE FROM LIABILITY AND INDEMNIFY AND HOLD HARMLESS THE PREPARER OF ANY AND ALL SUCH FRANCHISE AGREEMENTS, OFFERING CIRCULARS AND EXHIBITS THERETO FROM ANY AND ALL LOSS, COSTS, EXPENSES, (INCLUDING ATTORNEYS' FEES), DAMAGES AND LIABILITIES RESULTING FROM ANY REPRESENTATION AND/OR CLAIMS MADE BY FRANCHISOR IN SUCH DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in triplicate the day and year first above written.

                                     SUCCESSORIES, INC.



                                     By:
                                          -------------------------------------
                                     Its:
                                          -------------------------------------


                                     ------------------------------------------
                                     Franchisee


                                     ------------------------------------------
                                     Franchisee

                      EXHIBIT A TO THE FRANCHISE AGREEMENT

                     GUARANTY AND ASSUMPTION OF OBLIGATIONS

         THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this ____ day of _________________, 19__, by________________________________________________
_________________________________________.
      In consideration of, and as an inducement to, the execution of that certain Franchise Agreement of even date herewith (the "Agreement") by SUCCESSORIES, INC. ("Franchisor"), each of the undersigned hereby personally and unconditionally (1) guarantees to Franchisor, and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that
_______________________________________________________________________________

("Franchisee") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (2) shall personally be bound by, and personally liable for the breach of each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities. Each of the undersigned waives: (1) acceptance and notice of acceptance by Franchisor of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or non-performance of any obligations hereby guaranteed; (3) protest and notice of default to any party with respect to the indebtedness or non-performance of any obligations hereby guaranteed; (4) any right he may have to require that an action be brought against Franchisee or any other person as a condition of liability; and (5) any and all other notices and legal or equitable defenses to which he may be entitled.

Each of the undersigned consents and agrees that: (1) his direct and immediate liability under this guaranty shall be joint and several; (2) he shall render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) such liability shall not be contingent or conditioned upon pursuit by Franchisor of any remedies against Franchisee or any other person; and (4) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

GUARANTOR(S)                             PERCENTAGE OF OWNERSHIP IN FRANCHISEE
                                                                             %
----------------------------------------              ------------------------
                                                                             %
----------------------------------------              ------------------------
                                                                             %
----------------------------------------              ------------------------

                      EXHIBIT B TO THE FRANCHISE AGREEMENT


     REFUNDS AND CANCELLATION

         This entire contract is further conditioned upon Franchisor's evaluation of the personal abilities, aptitudes and financial qualifications of Franchisee, and Franchisee's manager, if applicable. In accordance therewith, Franchisee, and, Franchisee's manager, if applicable, shall submit all data requested and Franchisor shall have a reasonable time, not to exceed 15 business days after submission of all data, to prepare its evaluations. If, for any reason, Franchisor elects to cancel this Agreement after the aforesaid evaluations, he shall notify Franchisee in writing of the cancellation within 15 days of Franchisor's receipt of the above data. Said notice shall be accompanied by a refund to Franchisee of monies paid to Franchisor under the terms of this Agreement less the amount stated below, and the notice and refund shall cause an automatic cancellation of this Agreement without further notice.

         In the event of a cancellation of this Agreement as set forth above, Franchisor shall be entitled to a reasonable fee for its evaluation of Franchisee and related preparatory work performed and expenses actually incurred, but not to exceed the sum of $2,500. If Franchisee has paid franchise fees in excess of the amount owed to Franchisor for Franchisor's evaluation, Franchisor shall return such excess amount to Franchisee and Franchisor shall be fully and forever released from any claims or causes of action the Franchisee may have under or pursuant to the Franchise Agreement.

                                          SUCCESSORIES, INC.


                                          By:
                                              --------------------------------
                                          Its:
                                               -------------------------------



                                          ------------------------------------
                                          Franchisee


                                          ------------------------------------
                                          Franchisee